Exhibit 10.2

THIS CONVERTIBLE DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE DEBENTURE
OF
GOBILITY, INC.

No.  1

$2,000,000	Made as of July 8, 2007

Gobility, Inc., a Texas corporation (the “Company”), hereby promises to pay to Mobilepro Corp. (the “Holder”), or its registered assigns, on July 8, 2009 (the “Maturity Date”), the principal sum of $2,000,000 (the “Principal Amount”), or such lesser amount as shall then equal the outstanding principal amount hereunder, together with accrued interest on the unpaid principal balance equal to eight percent (8.00%) per year, compounded annually, on the basis of the actual number of days elapsed from the date of this Convertible Debenture unless the Principal Amount and all interest accrued thereon and all other amounts owed hereunder are converted, as provided in Section 6 hereof. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

This Convertible Debenture may be prepaid as set forth below upon 15 days advance written notice. This Convertible Debenture shall be subordinated to senior debt that the Company owes in the form of loans from banks, insurance companies and other institutional lenders.

The following is a statement of the rights of the Holder and the conditions to which this Convertible Debenture is subject, and to which the Holder hereof, by the acceptance of this Convertible Debenture, agrees:

1. DEFINITIONS. The following definitions shall apply for all purposes of this Convertible Debenture:

1.1. “Closing” means the date on which the purchase and sale of the Convertible Debenture occurred, or July 8, 2007.

1.2. “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Convertible Debenture.

1.3. “Common Stock” means the shares of the Company’s common stock, $.01 par value per share.

1.4. “Conversion Price” means $5.00 per share of Common Stock except as otherwise provided in Section 6.1. The Conversion Price shall be reset lower in the event that subsequent to the date hereof the Company issues common stock or securities convertible into common stock at a lower per share price than the Conversion Price. The new Conversion Price shall then become that lower price at which the new common stock or securities convertible into common stock were issued.

1.5. “Conversion Stock” means Offered Securities or Common Stock, as the case may be. The number of shares of Conversion Stock are subject to adjustment as provided herein.

1.6. “Convertible Debenture” means this Convertible Debenture.

1.7. “Holder” means any person who shall at the time be the registered holder of this Convertible Debenture.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 2 are all true and complete as of immediately prior to the Closing:

2.1. Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Texas. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

2.2. Due Authorization. All corporate action on the part of the Company’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Convertible Debenture has been taken or will be taken prior to the Closing, and the Convertible Debenture when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

2.3. Corporate Power. The Company has the corporate power and authority to execute and deliver this Convertible Debenture to be purchased by the Holder hereunder, to issue the Convertible Debenture and to carry out and perform all its obligations under the Convertible Debenture.

2.4. Valid Issuance. The Convertible Debenture and the Conversion Stock issued upon conversion of the Convertible Debenture, when issued, sold and delivered in accordance with the terms of this Convertible Debenture for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

2.5. Securities Law Compliance. Based in part on the representations made by the Holder in Section 3 hereof, the offer and sale of the Convertible Debenture solely to the Holder in accordance with the terms herein are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is a resident based upon the address set forth herein.

3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

3.1. Authorization. This Convertible Debenture constitutes such Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents that such Holder has full power and authority to enter into this Convertible Debenture.

3.2. Purchase for Own Account. The Convertible Debenture and the shares of the Company’s Common Stock issuable upon conversion of this Convertible Debenture (collectively, the “Securities”) are being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3. Disclosure of Information. Such Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Holder or to which such Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.4. Investment Experience. Such Holder understands that the purchase of the Securities is highly speculative and involves substantial risk. Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests and the ability to bear the economic risk of its investment.

3.5. Restricted Securities. Such Holder understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Such Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

4. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

4.1. there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

4.2. such Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Convertible Debenture or Conversion Stock in compliance with Rule 144 or Rule 144A; (ii) for any transfer of any Convertible Debenture or Conversion Stock by an Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or in testate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Holder hereunder.

5. LEGENDS. Such Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and such Holder:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

6. CONVERSION.

6.1. Optional Conversion. This Convertible Debenture may be converted, in whole or in part at the option of the Holder at any time. The number of shares of Common Stock to be issued pursuant to such conversion shall be calculated by taking (a) the dollar amount of principal and accrued interest under this Convertible Debenture to be converted divided by (b) the Conversion Price, provided, however, that Holder shall receive shares of Common Stock equal to not less than 10% of the capital stock outstanding on a fully diluted basis if the Company has not received at least $8,000,000 of cash investment by September 30, 2007.

6.2. Termination of Rights. All rights with respect to this Convertible Debenture shall terminate upon the issuance of shares of the Conversion Stock upon conversion of this Convertible Debenture, whether or not this Convertible Debenture has been surrendered. Notwithstanding the foregoing, Holder agrees to surrender this Convertible Debenture to the Company for cancellation as soon as is possible following conversion of this Convertible Debenture. The Holder shall not be entitled to receive the stock certificate representing the shares of Conversion Stock to be issued upon conversion of this Convertible Debenture until the original of this Convertible Debenture is surrendered to the Company and the agreements referenced in this Section 6 have been executed and delivered to the Company.

6.3. Issuance of Conversion Stock. Within 10 business days after conversion of this Convertible Debenture, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of Conversion Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation or Bylaws, or by any agreement between the Company and the Holder), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Convertible Debenture. Such conversion shall be deemed to have been made immediately prior to the close of business on the date that this Convertible Debenture shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Convertible Debenture. If upon any conversion of this Convertible Debenture (and all other Convertible Debentures held by the same Holder, after aggregating all such conversions), a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

7. DEFAULT; ACCELERATION OF OBLIGATION. The Company will be deemed to be in default under this Convertible Debenture and the outstanding unpaid principal balance of this Convertible Debenture, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an “Event of Default”): (a) failure to make payment of principal and interest when due under this Convertible Debenture; (b) upon the filing by or against the Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within ninety (90) days after the filing of such petition; (c) upon the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Company’s assets or property; or (d) failure to raise not less than $3,000,000 as a cash investment not later than August 15, 2007.

8. REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, the Holder will have, in addition to its rights and remedies under this Convertible Debenture, full recourse against any real, personal, tangible or intangible assets of the Company, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Convertible Debenture and all unpaid accrued interest under this Convertible Debenture to be immediately due and payable in full. Interest shall accrue at a rate of 2% per month, compounded monthly, on the unpaid principal amount of this Convertible Debenture.

8.1. Adjustment Provisions. The number and character of shares of Conversion Stock issuable upon conversion of this Convertible Debenture (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Convertible Debenture) and the Conversion Price therefor are subject to adjustment upon occurrence of the following events between the date this Convertible Debenture is issued and the date it is converted:

8.2. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. If the conversion is made under Section 6.1 above, the Conversion Price of this Convertible Debenture and the number of shares of Conversion Stock issuable upon conversion of this Convertible Debenture (or any shares of stock or other securities at the time issuable upon conversion of this Convertible Debenture) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

8.3. No Dividends of Cash or Property. The Company shall not make any dividend of cash or other property while this Convertible Debenture is outstanding.

8.4. Acceleration in Case of Reorganization, Consolidation, Sale or Merger. If at any time after this Convertible Debenture is issued, the Company merges with another company, sells 33.3% or more of the company’s assets, does a leveraged recapitalization, raises $30 million or more in debt or equity capital in one tranche or a series of tranches within a 12 month period (other than through vendor financing), sells 50% or more of the Company’s stock or otherwise does a transaction (voluntarily or involuntarily) which causes a change of control of a majority of the Company’s board of directors, then this Convertible Debenture shall immediately become due and payable and failure to pay all principal and accrued interest at such time shall be deemed an Event of Default.

9. NOTICE OF ADJUSTMENTS. The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Conversion Stock or other securities issuable upon conversion of this Convertible Debenture. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

10. NO CHANGE NECESSARY. The form of this Convertible Debenture need not be changed because of any adjustment in the Conversion Price or in the number of shares of Conversion Stock issuable upon its conversion.

11. RESERVATION OF STOCK. If at any time the number of shares of Conversion Stock or other securities issuable upon conversion of this Convertible Debenture shall not be sufficient to effect the conversion of this Convertible Debenture, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock or other securities issuable upon conversion of this Convertible Debenture as shall be sufficient for such purpose.

12. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Convertible Debenture does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Convertible Debenture, no provisions of this Convertible Debenture, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

13. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Convertible Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Convertible Debenture against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Conversion Stock upon the conversion of this Convertible Debenture.

14. PREPAYMENT. The Company may at any time, without penalty, upon at least fifteen (15) days’ advance written notice to the Holder, prepay in whole or in part (in minimum of $100,000 increments) the unpaid balance of this Convertible Debenture. All payments will first be applied to the repayment of accrued fees and expenses, then to accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal. Holder shall have the option to convert prior to payment pursuant to the terms of this Convertible Debenture.

15. WAIVERS. The Company and all endorsers of this Convertible Debenture hereby waive notice, presentment, protest and notice of dishonor.

16. ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Convertible Debenture, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Convertible Debenture, including attorneys’ fees.

17. TRANSFER. Neither this Convertible Debenture nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Convertible Debenture shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

18. GOVERNING LAW; JURISDICTION; VENUE. This Convertible Debenture shall be governed by and construed under the internal laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas, without reference to principles of conflict of laws or choice of laws.

19. HEADINGS. The headings and captions used in this Convertible Debenture are used only for convenience and are not to be considered in construing or interpreting this Convertible Debenture. All references in this Convertible Debenture to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

20. NOTICES. Unless otherwise provided, any notice required or permitted under this Convertible Debenture shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party or, in the case of the Company, at 4 Vicksburg Lane, Richardson, Texas 75080, and for the Holder at 6701 Democracy Boulevard, Suite 202, Bethesda, Maryland 20817, Attention: Chief Executive Officer, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

21. AMENDMENTS AND WAIVERS. Any term of this Convertible Debenture may be amended, and the observance of any term of this Convertible Debenture may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder, each future holder of such securities, and the Company.

22. SEVERABILITY. If one or more provisions of this Convertible Debenture are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Convertible Debenture and the balance of the Convertible Debenture shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be signed in its name as of the date first above written.

GOBILITY, INC.

By:

Name:

		Title:	President
AGREED AND ACKNOWLEDGED:

MOBILEPRO CORP.

By:

Name:	Jay O. Wright

Title	CEO